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Exhibit 99.1

Eatery Concepts                                       News Release
                                                  EACO Corporation
                                            2113 Florida Boulevard
                                      Neptune Beach, Florida 32266
                                                    (904) 249-4197
                                               Fax: (904) 249-1466


Contact:                                FOR IMMEDIATE RELEASE
          Stephen Travis
          Director of Finance
          (904) 249-4197                September 8, 2004

                     EACO CORPORATION ANNOUNCES
                      PREFERRED STOCK PLACEMENT


NEPTUNE BEACH, FLORIDA - EACO Corporation (OTCBB:EACO), announced today that it has completed a private placement of newly authorized Class A cumulative convertible Preferred Stock to Glen
Ceiley, its Chairman and CEO, which provided $900,000 cash to the Company.

Edward Alexander, President of the Company, commented that "this additional capital allows us to continue the process of converting our restaurants to our new concepts, Whistle Junction and Florida Buffet, giving us the opportunity to increase sales while reducing franchise fee expenses. We will convert at least one restaurant before year-end to our successful Whistle Junction concept, which to date has shown significant sales increases at the two locations we have converted. We are excited about resuming these conversions, and expect to obtain additional financing soon to expedite this process."

EACO Corporation currently operates three Whistle Junctions, three Florida Buffets and 12 Ryan's restaurants. The Company plans to convert all of its Ryan's restaurants by June 2005, most to the Whistle Junction concept. Whistle Junction restaurants include a significant remodel to the exterior and interior to resemble an old train station. In addition, the buffet menu is upgraded to include several signature items not found at competitors.

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